Bank of America Merrill Lynch 2017 Insurance Conference, New York, NY Albert Benchimol, President & CEO AXIS Capital February 15, 2017 Exhibit 99.1

Statements in this presentation that are not historical facts, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections, may be “forward-looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. Forward-looking statements contained in this presentation may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair value of our investment portfolio, our expectations regarding pricing and other market conditions and valuations of the potential impact of movements in interest rates, equity prices, credit spreads and foreign currency rates. Forward-looking statements only reflect our expectations and are not guarantees of performance. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following: The occurrence and magnitude of natural and man-made disasters, Actual claims exceeding our loss reserves, General economic, capital and credit market conditions, The failure of any of the loss limitation methods we employ, The effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, The failure of our cedants to adequately evaluate risks, Inability to obtain additional capital on favorable terms, or at all, The loss of one or more key executives, A decline in our ratings with rating agencies, Loss of business provided to us by our major brokers, Changes in accounting policies or practices, The use of industry catastrophe models and changes to these models, Changes in governmental regulations, Increased competition, Changes in the political environment of certain countries in which we operate or underwrite business, and Fluctuations in interest rates, credit spreads, equity prices and/or currency values. Safe Harbor Statement

GOAL AXIS is a global insurer and reinsurer, providing our clients and distribution partners a broad range of risk transfer products and services, meaningful capacity and unquestioned financial strength. VALUE PROPOSITION We nurture an ethical, entrepreneurial and disciplined culture that promotes outstanding client service, intelligent risk taking and superior risk adjusted returns for our shareholders. CULTURE The achievement of our objectives will position AXIS as a leader in specialty risks, relevant and respected in our markets, delivering results in the top quintile of our peer group.

Leading Hybrid Global (Re)insurer ($ in Billions) 2002-2016 Aggregate Gross Premiums Written Consolidated AXIS $54.9 ’02-’16 GPW $5.1 ’02-’16 Underwriting Income 90% ’02-’16 Aggregate Combined Ratio 29 Offices across 4 continents 1,300+ Employees A+/A+ Competitive Financial Strength Ratings* $14.7 Total Cash and Investments AA- Average quality of fixed maturity assets $6.9/$7.9 Total Capital/Managed Capital** All data as of 12/31/2016 * S&P/AM Best ** Total Capital pro forma for Series C preferred shares to be redeemed in April 2017 Premiums Written 2012-2016

Diluted book value per share calculated using treasury stock method. 12/31/02 diluted BVPS is pro forma for AXIS Capital IPO. Total Value Creation = Growth in Diluted Book Value per Share(1) + Accumulated Declared Dividends Delivering Excellent Shareholder Value Creation 2002 – 2016 CAGR = 12.2%

Strategic Pathway Hybrid model – Insurance and Reinsurance on global basis Customer centric value proposition - Focus on customers’ needs Strategic relationships with brokers and partners in distribution Align risk to most appropriate capital Intelligent growth for enhanced benefits of scale Commitment to superior capabilities Access to more opportunities Leverage capabilities in various markets Balanced risk portfolio Broad risk appetite Expertise and insight Responsive and agile Superior claims service Alignment and integration Data driven insights Commitment to shared goals and deliverables Greater capacity Innovative solutions Growing stream of fee income Informed by analytics to optimize portfolio Organic growth and attractive investments that support our strategy Invest in recruiting and developing top talent to deliver differentiated execution

Leadership in Specialty Risk * Excluding Lloyds aggregate Hybrid model optimizes risk sourcing Leveraging existing position in markets where we are leaders or relevant players Judicious expansion of regional presences London specialty market Key international wholesale hubs Top 10 in U.S. P&C wholesale business Leading international professional lines franchise Top 15 non-life global P&C reinsurer* Dubai and Miami Acquisition of Aviabel (Brussels and Amsterdam)

Business mix shift to write proportionally less volatile lines Application of data and analytics to drive portfolio construction Disciplined remedial action on underperforming business More effective use of reinsurance Delivering More Consistent Results More effective use of reinsurance

* Reported AY Loss Ratios exclude prior year reserve movements. ** Expected Volatility Index represents the standard deviation in the annual plan. Standard Deviation of 2010 set equal to 1. Note: Reinsurance standard deviation plateau is driven by a single year’s experience – 2011 [NZ earthquake, Japanese earthquake/Tsunami]. 3 Year Rolling Loss Ratio Standard Deviations 3 Year Rolling Loss Ratio Standard Deviations Calendar Year/Quarter Calendar Year/Quarter Expected Volatility Index ** 3 year Rolling AY Loss Ratio Std Devs * 3 year Rolling AY Loss Ratio ex Cat Std Devs * Reducing Volatility of Underwriting Results

A&H Agriculture RI Weather Primarily Casualty Renewable Energy Cyber Mortgage RI Flood RI US Regional RI Middle East Health RI Aviabel Miami / Latin America $50m Future Insurance Platform Analytics enhancing underwriter productivity Great progress achieved across major growth initiatives Launched several new initiatives Platform enhancements Investments in Profitable Growth

AXIS Total Managed Capital: $7.9B* Preferred equity: $0.8B* Debt: $1B Third party capital: $1B Common equity: $5.1B Growing Strategic Capital Partnerships * Pro forma for Series C preferred shares to be redeemed in April 2017 Strategic Capital Partners Fee Income ($millions) $8.5M $22M $6.3M Premium Ceded to Strategic Capital Partners ($millions) $304M $105M $90M

Actuarial, Claims and Underwriting work closely to identify trends and serious cases earlier – avoids surprises later Recognize bad news early. Exercise caution in reflecting good news Prudent Reserves Designed to Absorb Emerging Risks Appropriate longer-term assumptions utilized in pricing/ reserving despite recent favorable trends Reflect possibility for a range of risks that may not materialize (e.g. unexpected inflation) Favorable reserve development in all years and encouraging early signals on more recent years

Building on a Strong Foundation Playing to AXIS strengths and increasing relevance in marketplace Resilient balance sheet and strategic flexibility Delivering improving, more stable results Expanding the franchise

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